EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
ViewCast.com, Inc.:
We consent to incorporation by reference in the registration statements on Form SB-2 No. 333-31947, S-8 No. 333-53159, S-8 No. 333-63799, S-8 No. 333-119104, S-3 No. 333-77923, S-3 No. 333-35662 and S-3 No. 333-40630 of our report dated March 31, 2011 on our audits of the consolidated financial statements of ViewCast.com, Inc. and Subsidiaries as of December 31, 2010 and 2009, and for the years then ended, which report is included in this Annual Report on Form 10-K/A.
/s/ BKD, LLP
Dallas, Texas
April 29, 2011